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EXHIBIT 23.1

                            Child, Sullivan & Company
                          Certified Public Accountants
                            5296 S. Commerce Dr. #300
                         Salt Lake City, Utah 84107-5370
                                 (801) 281-4700

To the Board of Directors
Kahiki Foods, Inc.
Columbus, Ohio

We consent to the inclusion of our opinion dated June 3, 2004 and March 22, 2006 on the financial statements as of, and for the year ended March 31, 2004 in the Form 10-KSB of Kahiki Foods, Inc. for the year ended March 31, 2005.

/s/ Child, Sullivan & Company
Certified Public Accountants
Salt Lake City, Utah
March 22, 2006